UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2008

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive
Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 327-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03.  Material Modification to Rights of Security Holders

On March 25, 2008, Omtool, Ltd. (the “Company”) filed a post-effective amendment to Form S-3 with the Securities and Exchange Commission to terminate the registration statement (No. 333-115016) it had previously filed on Form S-3 to register shares of its Common Stock, $.01 par value (the “Common Stock”).  The post-effective amendment to Form S-3 was declared effective as of March 26, 2008.  On March 26, 2008, the Company filed three post-effective amendments to Form S-8 to terminate three registration statements (Nos. 333-39571, 333-91659, and 333-143917) it had previously filed on Form S-8 to register shares of its Common Stock.  These post-effective amendments became effective immediately upon filing.  As a result of these filings, holders of shares of Common Stock may no longer rely on these registration statements in connection with sales or other transfers of shares of Common Stock.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: March 31, 2008
By:	/s/ Daniel A. Coccoluto
Name:	Daniel A. Coccoluto
Title:	Chief Financial Officer, Secretary and Treasurer